Exhibit 99.1

Sensei Biotherapeutics Reports Second Quarter 2022 Financial Results and Recent Business Highlights

- SNS-101 pre-IND feedback received from FDA with program on track for IND filing in first half of 2023 -

- New SNS-101 single dose pharmacokinetic data in non-human primates to be presented in the third quarter of 2022 -

- On track with SNS-102 candidate selection, including generation of pH-sensitive parental antibodies -

- Strong balance sheet with cash runway into the first quarter of 2025 -

BOSTON, MA – August 9, 2022 – Sensei Biotherapeutics, Inc. (NASDAQ: SNSE), an immuno-oncology company focused on the discovery and development of next generation therapeutics for cancer, today reported financial results for the second quarter ended June 30, 2022 and provided recent business updates.

“This has been a productive and rewarding time as we progress our TMAb™ platform in pursuit of potentially revolutionary therapies for cancer patients that address the challenge of resistance to checkpoint blockade. Our TMAb platform is designed to generate conditionally active antibodies with enhanced tumor specificity. Notably, we have been pleased with the breakthrough preclinical data on SNS-101, our anti-VISTA antibody, which we believe support our hypothesis that an antibody binding selectively in low-pH environments has the potential to effectively inhibit tumor growth across a range of indications without on-target, off-tumor effects,” said John Celebi, president and chief executive officer of Sensei Biotherapeutics. “We have also achieved a milestone with the generation of pH-sensitive antibodies for a second program targeting VSIG4. With cash runway into 2025, we believe we are well positioned to achieve near-term milestones, including the anticipated submission of an Investigational New Drug application for SNS-101 in the first half of 2023.”

Highlights and Milestones

SNS-101

Sensei continues preclinical studies to evaluate SNS-101, a monoclonal antibody targeting the immune checkpoint VISTA (V-domain Ig suppressor of T cell activation), which is implicated in resistance to PD-1/PD-L1 therapy and correlates with poor survival across numerous cancers. Recent updates for SNS-101 include:

•	Sensei has received pre-IND meeting feedback from the U.S. Food and Drug Administration and expects to submit an IND in the first half of 2023.

•	The Company plans to present new data from a single dose pharmacokinetic (PK) and toxicology model in non-human primates in the third quarter of 2022.

•

Sensei will present new preclinical cytokine release data comparing SNS-101 to a non-pH-selective anti-VISTA antibody at the Sixth CRI-ENCI-AACR International Cancer Immunotherapy Conference: Translating Science Into Survival, being held September 28 - October 1, 2022 in New York City.

•

In April 2022, Sensei presented preclinical data demonstrating that SNS-101 had a favorable pharmacokinetic profile in a single-dose mouse model. Notably, SNS-101 demonstrated a long mean residence time in the blood, indicating a lack of significant target-mediated drug disposition and clearance in non-malignant tissues.

•	Also in April 2022, preclinical data in an MC38 syngeneic tumor model in human VISTA knock-in mice demonstrated synergistic anti-tumor activity in combination with anti-PD-1 therapy.

•	SNS-101 has demonstrated excellent manufacturing productivity to date and GMP manufacturing timelines remain on track.

SNS-102

Sensei is advancing several pH-sensitive antibodies targeting VSIG4 (V-Set and Immunoglobulin Domain Containing 4). VSIG4 is a B7-family related protein that is a potent inhibitor of T cell activity and is frequently overexpressed on tumor-associated macrophages.

•	Sensei remains on track to select a product candidate and initiate IND-enabling studies in 2023.

•	Sensei has identified eight parental pH-sensitive antibodies targeting VSIG4 for further optimization.

•	The Company aims to develop a pH-dependent, high-affinity inhibitory antibody which selectively binds VSIG4 in the tumor microenvironment versus normal tissue.

SNS-103

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Sensei remains on track to select a product candidate in 2023 for SNS-103, a monoclonal antibody targeting ENTPDase1 (ecto-nucleoside triphosphate diphosphohydrolase-1, also known as CD39), the upstream, rate-limiting enzyme that leads to the breakdown of extracellular ATP.

Second Quarter 2022 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $123.7 million as of June 30, 2022, as compared to $147.6 million as of December 31, 2021. Sensei expects its current cash balance to fund operations into the first quarter of 2025.

Research and Development (R&D) Expenses: R&D expenses were $6.4 million for the quarter ended June 30, 2022, compared to $5.9 million for the quarter ended June 30, 2021. The increase in R&D expenses was primarily attributable to increased headcount and inflation on supplies to support Sensei’s research, development, and manufacturing activities.

General and Administrative (G&A) Expenses: G&A expenses were $4.3 million for the quarter ended June 30, 2022, compared to $3.9 million for the quarter ended June 30, 2021, with the increase mainly driven by franchise tax increases.

Net Loss: Net loss was $10.5 million for the quarter ended June 30, 2022, compared to $9.8 million for the quarter ended June 30, 2021.

Condensed Statements of Operations

(Unaudited, in thousands except share and per share data)

	Three Months Ended June 30,
	2022	2021
Operating expenses:
Research and development	$6,393	$5,898
General and administrative	4,319	3,886

Total operating expenses	10,712	9,784

Loss from operations	(10,712)	(9,784)
Total other income (expense)	177	13
Net loss	(10,535)	(9,771)
Net loss per share, basic and diluted	$(0.34)	$(0.32)

Weighted-average common shares outstanding, basic and diluted	30,701,758	30,588,495

Selected Condensed Balance Sheet Data

(Unaudited, in thousands)

	June 30, 2022	December 31, 2021
Cash and cash equivalents	$9,899	$7,159
Marketable Securities	113,815	140,462
Total assets	138,036	153,225
Total liabilities	12,120	6,712
Total stockholders’ equity (deficit)	125,916	146,513

About Sensei Biotherapeutics

Sensei Biotherapeutics (NASDAQ: SNSE) is an immuno-oncology company focused on the discovery and development of next generation therapeutics for cancer. Sensei has designed two unique approaches to develop highly selective therapeutics – its TMAb™ (Tumor Microenvironment Activated biologics) platform, which disables checkpoints and other immunosuppressive signals in the tumor microenvironment to unleash existing T cells against tumors, and the ImmunoPhage™ platform, which trains new T cells to recognize and kill malignant cells. Using its TMAb platform, the company is developing SNS-101, a fully human antibody designed to block the V-domain Ig suppressor of T cell activation (VISTA) checkpoint selectively only within the low pH tumor microenvironment, where VISTA acts as a suppressor of T cells by binding the receptor PSGL-1. The company is also using its platforms to develop other preclinical programs targeting multiple solid tumor indications. For more information, please visit www.senseibio.com, and follow the company on Twitter @SenseiBio and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “believe”, “designed to,” “expect”, “may”, “plan”, “potential”, “will”, and similar expressions, and are based on Sensei’s current beliefs and expectations. These forward-looking statements include expectations regarding the development and potential therapeutic benefits of Sensei’s product candidates and platforms, the expected safety profile of Sensei’s product candidates, the availability of data from Sensei’s preclinical studies, the timing of selection of product candidates, the timing of IND submissions to the FDA, and its belief that its existing cash and cash equivalents will be sufficient to fund its operations at least into the first quarter of 2025. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the development of therapeutic product candidates, such as the risk that any one or more of Sensei’s product candidates will not be successfully developed or commercialized; the risk of delay or cessation of any planned clinical trials of Sensei’s product candidates; the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical trials, will not be replicated or will not continue in ongoing or future studies or clinical trials involving Sensei’s product candidates; the risk that Sensei’s product candidates or procedures in connection with the administration thereof will not have the safety or efficacy profile that we anticipate; risks associated with Sensei’s dependence on third-party suppliers and manufacturers, including sole source suppliers, over which we may not always have full control; risks regarding the accuracy of our estimates of expenses, capital requirements and needs for additional financing; and other risks and uncertainties that are described in Sensei’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on March 15, 2022 and Sensei’s other Periodic Reports filed with the SEC. Any forward-looking statements speak only as of the date of this press release and are based on information available to Sensei as of the date of this release, and Sensei assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Michael Biega

Senior Director, Investor Relations

Sensei Biotherapeutics

mbiega@senseibio.com

Media Contact:

Chris Railey

Ten Bridge Communications

chris@tenbridgecommunications.com